Exhibit 10.3

AMENDED AND RESTATED
OPERATION AND MANAGEMENT SERVICES AGREEMENT
This AMENDED AND RESTATED OPERATION AND MANAGEMENT SERVICES AGREEMENT (“Agreement”) is dated as of May 7, 2014 (the “Effective Date”) by and among EQT Gathering, LLC, a Delaware limited liability company (the “Operator”), Equitrans, L.P., a Delaware limited partnership (“Equitrans”), EQT Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and EQT Midstream Services, LLC, a Delaware limited liability company and the general partner of the Partnership (“General Partner”). The Operator, Equitrans, the Partnership and the General Partner may be referred to herein individually as “Party” or collectively as “Parties.”
RECITALS
WHEREAS, the Partnership, the General Partner and EQT Corporation, a Pennsylvania corporation (“EQT”), are parties to that certain Omnibus Agreement (the “Omnibus Agreement”) dated as of July 2, 2012, which provides for, among other things, the provision by EQT of certain corporate, general and administrative services to the Partnership and its subsidiaries (the “Partnership Group”);
WHEREAS, the Operator and Equitrans previously entered into that certain Operation and Management Services Agreement (the “Prior Agreement”) dated as of July 2, 2012, which provides for, among other things, the provision by the Operator of certain operation and management services for and on behalf of Equitrans with respect to natural gas gathering and transmission pipelines, compressors, storage and other related facilities owned by Equitrans;
WHEREAS, the Operator owns, operates and maintains natural gas pipelines and compression facilities;
WHEREAS, certain members of the Partnership Group (each an “Owner”) own or lease natural gas pipelines, including natural gas gathering and transmission systems, compressors, storage and other related facilities which the Operator and the Partnership agree should be operated by the Operator pursuant to this Agreement;
WHEREAS, the Operator and Equitrans desire to amend and restate the Prior Agreement (i) to add the Partnership and the General Partner as parties, (ii) to provide for the performance by the Operator of services for and on behalf of the Partnership Group, rather than just Equitrans, and (iii) to generally include as Facilities the assets owned or leased by any Owner, including EQM Gathering Opco, LLC (“EQMG”), a Delaware limited liability company;
WHEREAS, the Parties also wish to provide for the secondment of the Seconded Employees (as defined below) to EQMG for the purposes of providing the Services (as defined and described below) with respect to the EQMG Facilities (as defined below);
WHEREAS, the Partnership desires that the Operator continue to perform the Services with respect to the Non-EQMG Facilities (as defined below); and

WHEREAS, the Partnership, the General Partner and the Operator desire to set forth their respective rights and responsibilities with respect to the operation, maintenance and management of the Facilities, the secondment of the Seconded Employees, the provision of the Services, and other matters addressed herein.
NOW THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:
ARTICLE 1
DESCRIPTION OF FACILITIES AND OPERATING PARTIES
1.1    Facilities Description. “Facilities” means all facilities, pipelines, machinery, measurement equipment and other equipment, accessions and improvements in respect of the foregoing, now or hereafter owned or leased by a member of the Partnership Group, unless the Operator and the Partnership determine to exclude any such assets from being subject to this Agreement (such excluded assets being referred to herein as “Excluded Facilities”). Facilities owned or leased by EQMG and its subsidiaries (other than Excluded Facilities) are referred to as “EQMG Facilities,” all other Facilities (other than Excluded Facilities) are referred to as “Non-EQMG Facilities,” and “Applicable Facilities” means (i) the EQMG Facilities with respect to the Seconded Employees and EQMG and (ii) the Non-EQMG Facilities with respect to any Owner other than EQMG. The Applicable Facilities shall be managed and operated by (i) the Operator under this Agreement in the case of the Non-EQMG Facilities and (ii) the Seconded Employees under this Agreement in the case of the EQMG Facilities (together, the persons described in clauses (i) and (ii) are referred to herein as the “Responsible Persons”), in each case subject to the direction and control of the applicable Owner as provided in this Agreement.
ARTICLE 2
PERFORMANCE OF SERVICES
2.1    Duties and Authority of Responsible Persons. The Responsible Persons shall manage, subject to the terms of this Agreement and to the applicable Owner’s general direction, the operation, maintenance, repair, design, alteration and replacement of the Applicable Facilities and of the business processes associated with the Applicable Facilities as more particularly described below.
2.2    Services Provided by Responsible Persons. The Responsible Persons shall provide, or cause to be provided (through contractors, subcontractors or affiliates), the following services relative to the Applicable Facilities (the “Services”).
(a)    Subject to Article III, the Responsible Persons shall conduct, or cause to be conducted, all operations with respect to the Applicable Facilities, and shall procure and furnish, or cause to be procured or furnished, all materials, equipment, services, supplies, and labor necessary for the operation and maintenance of the Applicable Facilities, engineering support for these activities, and related warehousing and security, including the following:

(1)	Maintain and operate flow and pressure control, monitoring, and over-pressure protection;

(2)	Maintain, repair, recondition, overhaul, and replace equipment, as needed, to keep the Applicable Facilities in good working order;

(3)	Operate the Applicable Facilities in a manner consistent with the standard of conduct set forth in Section 2.6; and

(4)	Conduct all other routine day-to-day operations of the Applicable Facilities.
(b)    Subject to Article III, the Responsible Persons shall provide, manage and conduct, or cause to be provided, managed and conducted, the business operations associated with the Applicable Facilities, including without limitation, the following:

(1)	Transportation and logistics, including commercial operations;

(2)	Commercial transportation marketing;

(3)	Contract administration;

(4)	Gas control;

(5)	Gas measurement;

(6)	GIS mapping;

(7)	Database mapping, reporting and maintenance;

(8)	Rights of way;

(9)	Materials management;

(10)	Engineering support (including facility design and optimization); and

(11)	Such other general services related to the Applicable Facilities as the Parties may mutually agree from time to time.
(c)    With respect to the Non-EQMG Facilities, the Operator shall coordinate and direct, or cause to be coordinated and directed, the activities of persons (including contractors, subcontractors, consultants, professionals, service and other organizations) required by the Operator to perform its duties and responsibilities hereunder. Such persons may include the employees of the Operator, the Owners or their respective affiliates, or the employees of one or more third persons.
2.3    Records. The Operator will maintain operations, maintenance, and inspection records, accounting records (kept in accordance with generally accepted accounting principles) and source documentation substantiating the Services provided under this Agreement, in compliance with the Subject Laws (as defined in Section 2.6(b) below) and the Operator’s policies and procedures. The Operator shall develop and maintain such records as are required by laws, regulations, codes, permits, or governmental agencies.

2.4    Outside Agency Requests and Other Notices. Should a Party receive notice of a U.S. Department of Transportation (“DOT”) or any other governmental agency inspection or request for written comments concerning the Facilities, the Party receiving the notice will notify the applicable Owner or Operator, as applicable, and permit the other Party’s representative to be present at all scheduled inspections and to review all correspondence to or from DOT or other governmental agency and to coordinate any necessary response. Each Party shall as soon as reasonably possible notify the other Party of the occurrence of any incident, accident, action, loss, or existence of any unsafe or other condition which involves or could involve personal injury or property damage or loss relating to the Facilities or Services. If notice is first given orally under this Section, the notifying Party shall provide written notice to the other Party as soon as reasonably possible.
2.5    Environmental Compliance. All operations conducted hereunder shall be in compliance with all environmental laws, rules and regulations of the United States of America and the states where the Facilities are situated.
2.6    Standard of Conduct of the Operator.
(a)    General Standard. The Operator shall (1) as to the Non-EQMG Facilities, (i) perform the Services and carry out its responsibilities hereunder, and shall require all contractors, subcontractors and materialmen furnishing labor, material or services for the operation of the Applicable Facilities to carry out their responsibilities in accordance with workmanlike practices common in the natural gas pipeline industry, and (ii) exercise the same level of care the Operator exercises in the management of its own business and affairs and (2) as to the EQMG Facilities, provide Seconded Employees capable of satisfying the standards specified in clause (1) above.
(b)    Compliance with Procedures and Laws. The Operator shall perform the Services under this Agreement and provide the Seconded Employees under this Agreement in compliance with all laws, permits, rules, codes, ordinances, requirements and regulations of all federal, state or local agencies, court and/or other governmental bodies, including without limitation the Natural Gas Act, the Pipeline Safety Act of 1968, both as amended, and the regulations and orders of the Federal Energy Regulatory Commission (“FERC”) and the DOT, which are applicable to (1) the Operator’s business (2) any of the Facilities, and/or (3) the performance of Services or any other obligation of the Operator hereunder (collectively, the “Subject Laws”). The Operator shall also perform its Services with respect to the Non-EQMG Facilities for the Owners and provide the Seconded Employees with respect to the EQMG Facilities in a manner consistent with the applicable Owner’s gas transportation services agreements and FERC Gas Tariff, if applicable.
ARTICLE 3
RELATIONSHIP OF PARTIES
3.1    Independent Contractor. The Operator is an independent contractor and shall perform its Services hereunder as an independent contractor. Nothing hereunder shall be construed as creating any other relationship among the Parties, including but not limited to a partnership, agency or fiduciary relationship, joint venture, limited liability company, association, or any other enterprise. Except to the extent provided in Section 3.3, none of the Parties or any of their employees shall be deemed to be an employee of another Party.

3.2    Owners’ Right to Observe. An Owner shall at all times have the right to observe and consult with the Operator in connection with the Operator’s performance of its obligations under this Agreement with respect to such Owner’s Applicable Facilities. Further, the Operator and each Owner shall have the right to witness all audits or environmental assessments of the other to be performed on or in connection with the Facilities. Owner shall, with respect to the Non-EQMG Facilities, comply with all reasonable requirements of the Operator prior to such observation or witnessing, including but not limited to safety requirements.
3.3    Seconded Employees. Subject to the terms of this Agreement, the Operator agrees to second those employees of the Operator who are engaged in providing Services to EQMG from time to time (the “Seconded Employees”) to EQMG, and EQMG agrees to accept each assignment of any Seconded Employees to EQMG from the Operator in accordance with the terms of this Agreement (a “Secondment”) for the purpose of performing the Services with respect to the EQMG Facilities. The Seconded Employees will remain at all times the employees of the Operator, and, in addition, they will also be temporary co-employees of EQMG during the Period of Secondment and shall, at all times during the Period of Secondment, work under the direction, supervision and control of EQMG related to the EQMG Facilities. Seconded Employees shall have no authority or apparent authority to act on behalf of the Operator during the Period of Secondment related to the EQMG Facilities. The rights and obligations of the Parties under this Agreement that relate to individuals that were Seconded Employees but then later ceased to be Seconded Employees, which rights and obligations accrued during the Period of Secondment, will survive the removal of such individuals from the group of Seconded Employees to the extent necessary to enforce such rights and obligations.
3.4    Period of Secondment. The Operator will second the Seconded Employees to EQMG starting on the Effective Date and continuing, during the period (and only during the period) that the Seconded Employees are performing Services for EQMG, until the earlier of:
(a)    the end of the term of this Agreement;
(b)    such end date for any Seconded Employees as may be mutually agreed by the Operator and EQMG (the “End Date”);
(c)    a withdrawal, departure, resignation or termination of such Seconded Employees under Section 3.5; or
(d)    a termination of Secondment of such Seconded Employees under Section 3.6.
The period of time that any Seconded Employee is provided by the Operator to EQMG is referred to in this Agreement as the “Period of Secondment.” At the end of the Period of Secondment for any Seconded Employee, such Seconded Employee will no longer be subject to the direction by EQMG of the Seconded Employee’s day-to-day activities. The Parties acknowledge that certain of the Seconded Employees may also provide services to the Operator in connection with operations conducted by the Operator (“Shared Seconded Employees”) and the Parties intend that such Shared Seconded Employees shall only be seconded to EQMG during those times that the Shared Seconded Employees are performing Services for EQMG hereunder.

3.5    Withdrawal, Departure or Resignation. If any Seconded Employee tenders his or her resignation to the Operator as an employee the Operator, or if the employment of any Seconded Employee is terminated by the Operator, the Operator will promptly notify EQMG. During the Period of Secondment of any Seconded Employee, the Operator will not voluntarily withdraw or terminate such Seconded Employee except with the consent of EQMG, which consent shall not be unreasonably withheld, conditioned or delayed.
3.6    Termination of Secondment. Subject to any restrictions contained in any collective bargaining agreement to which the Operator is a party, EQMG will have the right to terminate the Secondment to EQMG of any Seconded Employee for any reason at any time. The Operator will not, without EQMG’s express consent, agree to any future amendments to any collective bargaining agreement that would increase the type or degree of any limitations on EQMG’s ability to terminate the Secondment of any Seconded Employee. Upon the termination of any Seconded Employee’s Period of Secondment, the Operator will be solely liable for any costs or expenses associated with the termination of the Secondment, except as otherwise specifically set forth in this Agreement.
3.7    Supervision. During the Period of Secondment, EQMG shall:
(a)    be ultimately and fully responsible for the daily work assignments of the Seconded Employees (and with respect to Shared Seconded Employees, during those times that the Shared Seconded Employees are performing services for EQMG hereunder), including supervision of their day-to-day work activities and performance consistent with the job functions associated with the Services;
(b)    have the right to set the hours of work and the holidays and vacation schedules (other than with respect to Shared Seconded Employees, as to which EQMG and the Operator shall jointly determine) for Seconded Employees; and
(c)    have the right to determine training which will be received by the Seconded Employees.
EQMG agrees that with respect to any Seconded Employee who is otherwise represented by a union while working for the Operator, EQMG will be assigned the Operator’s rights and responsibilities of any applicable collective bargaining agreement for the Period of Secondment as to any such employee, subject to any changes agreed to between the Operator and any applicable union or as may be allowed by law. EQMG is not, hereby, agreeing to recognize any union or assume any bargaining obligation. Any and all recognition and bargaining obligations, to the extent that they exist, will remain with the Operator.
3.8    Seconded Employees Qualifications; Approval. The Operator will provide such suitably qualified and experienced Seconded Employees as the Operator is reasonably able to make available to EQMG, and EQMG will have the right to approve such Seconded Employees. All Seconded Employees identified as of the Effective Date have been approved and accepted by EQMG as suitable for performing job functions related to the Services.

3.9    Workers Compensation. At all times, the Operator or its affiliates will maintain workers’ compensation insurance (either through an insurance company or approved self-insurance arrangement) applicable to the Seconded Employees, and will include each Owner as an Alternate Employer under each applicable insurance policy. The Parties agree that a Seconded Employee’s sole remedy for any workplace injury suffered during the Period of Secondment shall be under the workers’ compensation insurance (either through an insurance company or approved self-insurance arrangement) applicable to the Seconded Employees.
3.10    Benefit Plans. Neither EQMG nor any member of the Partnership Group shall be a participating employer in any Benefit Plan during the Period of Secondment. Subject to EQMG’s reimbursement obligations hereunder, the Operator or its affiliates shall remain solely responsible for all obligations and liabilities arising under the express terms of the Benefit Plans, and the Seconded Employees will be covered under the Benefit Plans subject to and in accordance with their terms and conditions, as they may be amended from time to time. The Operator and its ERISA Affiliates may amend or terminate any Benefit Plan in whole or in part at any time (subject to the applicable provisions of any collective bargaining agreement covering Seconded Employees, if any). During the Period of Secondment, neither EQMG nor any member of the Partnership Group shall assume any Benefit Plan or have any obligations, liabilities or rights arising under the express terms of the Benefit Plans, in each case except for cost reimbursement pursuant to this Agreement.
For the purposes of this Section 3.10, “Benefit Plans” means each employee benefit plan, as defined in Section 3(3) of ERISA, and any other material plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits to any Seconded Employee (or to any dependent or beneficiary thereof), including, without limitation, any stock bonus, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock, restricted stock or other equity-based compensation plans, policies, programs, practices or arrangements, and any bonus or incentive compensation plan, deferred compensation, profit sharing, holiday, cafeteria, medical, disability or other employee benefit plan, program, policy, agreement or arrangement sponsored, maintained, or contributed to by the Operator or any entity that would be treated as a single employer with the Operator under Sections 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA (“ERISA Affiliates”), or under which the Operator or any ERISA Affiliate may have any obligation or liability, whether actual or contingent, in respect of or for the benefit of any Seconded Employee (but excluding workers’ compensation benefits (whether through insured or self-insured arrangements) and directors and officers liability insurance).
ARTICLE 4
REIMBURSEMENT AND BILLING PROCEDURES
4.1    Reimbursement. Except as provided below in Sections 4.3, 4.4 and 4.5, the applicable Owner and EQMG shall reimburse the Operator for the Services it provides with respect to the Non-EQMG Facilities and the Seconded Employees, respectively, pursuant to this Agreement in the same manner that the Partnership reimburses EQT pursuant to the reimbursement for services provisions of the Omnibus Agreement (“Services/Secondment Reimbursement”).

4.2    Billing Procedures. The Operator shall invoice the applicable Owner and EQMG for such Services and the Seconded Employees, respectively, in accordance with the billing procedures provisions of the Omnibus Agreement.
4.3    Adjustments Based on Period of Secondment. It is understood and agreed that EQMG shall be liable for wages and other costs associated with a Seconded Employee (“Seconded Employee Expenses”) to the extent, and only to the extent, they are attributable to the Period of Secondment. As such, if the Period of Secondment begins on other than the first day of a month or ends on other than the last day of a month, the Seconded Employee Expenses for such month shall be prorated based on the number of days during such month that the Period of Secondment was in effect.
4.4    Adjustments for Shared Services. With respect to each Shared Seconded Employee, the Operator will determine in good faith the percentage of such Shared Seconded Employee’s time spent providing Services to EQMG (the “Allocation Percentage”). For each month during the Period of Secondment, the amount of the Services Reimbursement payable by EQMG with respect to each Shared Seconded Employee shall be calculated by multiplying the Seconded Employee Expenses for such Shared Seconded Employee times the Allocation Percentage for such Shared Seconded Employee; provided, however, that certain Second Employee Expenses shall not be allocated based on the Allocation Percentage but rather shall be allocated as follows:
(a)    termination costs with respect to any Shared Seconded Employee shall be allocated between EQMG and the Operator based upon the Allocation Percentage, provided that EQMG and the Operator agree in advance to terminate such Shared Seconded Employee; otherwise, a Party who terminates a Shared Seconded Employee without first consulting with the other Party (including an actual or alleged constructive termination) shall be solely responsible for all termination costs related to such termination, other than any termination costs arising solely out of the gross negligence or willful misconduct of the other Party;
(b)    travel expenses and other expenses incurred with respect to and/or reimbursable to a Shared Seconded Employee shall be paid by the Party for whom the Shared Seconded Employee was working at the time they were incurred, except that expenses related to activities that benefit both EQMG and the Operator (e.g. some types of training) shall be shared by the affected Parties in accordance with the Allocation Percentage (or such other allocation as may be agreed between the affected Parties); and
(c)    any sales taxes imposed upon the provision of any taxable services provided under this Agreement shall be reimburseable in full by EQMG, provided that EQMG and the Operator contemplate that the services provided pursuant to this Agreement are not taxable services for sales and use tax purposes.
ARTICLE 5
TERMINATION
5.1    Termination. This Agreement will terminate automatically upon the termination of the Omnibus Agreement. Upon termination of this Agreement, all rights and obligations of the

Parties under this Agreement shall terminate, provided, however, that such termination shall not affect or excuse the performance of any party under the provisions of Article 6 which provisions shall survive the termination of this Agreement indefinitely.
ARTICLE 6
INDEMNITY
6.1    Indemnification Scope. IT IS IN THE BEST INTERESTS OF THE PARTIES THAT CERTAIN RISKS RELATING TO THE MATTERS GOVERNED BY THIS AGREEMENT SHOULD BE IDENTIFIED AND ALLOCATED AS AMONG THEM. IT IS THEREFORE THE INTENT AND PURPOSE OF THIS AGREEMENT TO PROVIDE FOR THE INDEMNITIES SET FORTH HEREIN TO THE MAXIMUM EXTENT ALLOWED BY LAW. ALL PROVISIONS OF THIS ARTICLE SHALL BE DEEMED CONSPICUOUS WHETHER OR NOT CAPITALIZED OR OTHERWISE EMPHASIZED.
6.2    Indemnified Persons. Wherever “Owner” or “Operator” appears as an Indemnitee in this Article, the term shall include that entity, its parents, subsidiaries, affiliates, partners, members, contractors and subcontractors at any tier, and the respective agents, officers, directors, employees, and representatives of the foregoing entities involved in actions or duties to act on behalf of the indemnified party. These groups will be the “Owner Indemnitees” or the “Operator Indemnitees” as applicable, provided however, that the Owner Indemnitees shall not include the Operator and the Operator Indemnitees shall not include the Owners, the General Partner or the Partnership. “Third parties” shall not include any Owner Indemnitees or Operator Indemnitees.
6.3    Indemnifications.
(a)    THE OWNERS SHALL RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS THE OPERATOR INDEMNITEES FROM AND AGAINST ANY AND ALL CLAIMS, CAUSES OF ACTION, DEMANDS, LIABILITIES, LOSSES, DAMAGES, FINES, PENALTIES, JUDGMENTS, EXPENSES AND COSTS, INCLUDING REASONABLE ATTORNEYS’ FEES AND COSTS OF INVESTIGATION AND DEFENSE (EACH, A “LIABILITY”) (INCLUDING, WITHOUT LIMITATION, ANY LIABILITY FOR (1) DAMAGE, LOSS OR DESTRUCTION OF THE FACILITIES, (2) BODILY INJURY, ILLNESS OR DEATH OF ANY PERSON, AND (3) LOSS OF OR DAMAGE TO EQUIPMENT OR PROPERTY OF ANY PERSON) ARISING FROM OR RELATING TO THE OWNERS’ OR OPERATOR’S PERFORMANCE OF THIS AGREEMENT, EXCEPT TO THE EXTENT SUCH LIABILITY IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF OPERATOR INDEMNITEES.
(b)    THE OPERATOR SHALL RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS THE OWNER INDEMNITEES FROM AND AGAINST ANY AND ALL CLAIMS, CAUSES OF ACTION, DEMANDS, LIABILITIES, LOSSES, DAMAGES, FINES, PENALTIES, JUDGMENTS, EXPENSES AND COSTS, INCLUDING REASONABLE ATTORNEYS’ FEES AND COSTS OF INVESTIGATION AND DEFENSE (EACH, A “LIABILITY”) (INCLUDING, WITHOUT LIMITATION, ANY LIABILITY FOR (1) DAMAGE, LOSS OR DESTRUCTION OF THE FACILITIES, (2) BODILY INJURY, ILLNESS OR DEATH OF ANY PERSON AND

(3) LOSS OF OR DAMAGE TO EQUIPMENT OR PROPERTY OF ANY PERSON) ARISING FROM OR RELATING TO OPERATOR’S PERFORMANCE UNDER THIS AGREEMENT TO THE EXTENT SUCH LIABILITY IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE OPERATOR INDEMNITEES.
6.4    Damages Limitations. Any and all damages recovered by a Party pursuant to this Article 6 or pursuant to any other provision of or actions or omissions under this Agreement shall be limited to actual damages. CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION BUSINESS INTERRUPTIONS AND LOST PROFITS) AND EXEMPLARY AND PUNITIVE DAMAGES SHALL NOT BE RECOVERABLE UNDER ANY CIRCUMSTANCES EXCEPT TO THE EXTENT THOSE DAMAGES ARE INCLUDED IN THIRD PARTY CLAIMS FOR WHICH A PARTY HAS AGREED HEREIN TO INDEMNIFY THE OTHER PARTY. EACH PARTY ACKNOWLEDGES IT IS AWARE THAT IT HAS POTENTIALLY VARIABLE LEGAL RIGHTS UNDER COMMON LAW AND BY STATUTE TO RECOVER CONSEQUENTIAL, EXEMPLARY, AND PUNITIVE DAMAGES UNDER CERTAIN CIRCUMSTANCES, AND EACH OF THE PARTIES NEVERTHELESS WAIVES, RELEASES, RELINQUISHES, AND SURRENDERS RIGHTS TO CONSEQUENTIAL PUNITIVE AND EXEMPLARY DAMAGES TO THE FULLEST EXTENT PERMITTED BY LAW WITH FULL KNOWLEDGE AND AWARENESS OF THE CONSEQUENCES OF THE WAIVER REGARDLESS OF THE NEGLIGENCE OR FAULT OF EITHER PARTY.
6.5    Defense of Claims. The indemnifying Party shall defend, at its sole expense, any claim, demand, loss, liability, damage, or other cause of action within the scope of the indemnifying Party’s indemnification obligations under this Agreement, provided that the indemnified Party notifies the indemnifying Party promptly in writing of any claim, loss, liability, damage, or cause of action against the indemnified Party and gives the indemnifying Party authority, information, and assistance at the reasonable expense of the indemnified Party in defense of the matter. The indemnified Party may be represented by its own counsel (at the indemnified Party’s sole expense) and may participate in any proceeding relating to a claim, loss, liability, damage, or cause of action in which the indemnified Party or both Parties are defendants, provided however, the indemnifying Party shall, at all times, control the defense and any appeal or settlement of any matter for which it has indemnification obligations under this Agreement so long as any such settlement includes an unconditional release of the indemnified Party from all liability arising out of such claim, demand, loss, liability, damage, or other cause of action and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the indemnified Party. Should an Owner and the Operator both be named as defendants in any third-party claim or cause of action arising out of or relating to the Facilities or Services, the Parties will cooperate with each other in the joint defense of their common interests to the extent permitted by law, and will enter into an agreement for joint defense of the action if the Parties mutually agree that the execution of the same would be beneficial.

ARTICLE 7
NOTICES
A Party may give notices to the other Parties by first class mail postage prepaid, by overnight delivery service, or by facsimile with receipt confirmed at the following addresses or other addresses furnished by a Party by written notice. Any telephone numbers below are solely for information and are not for Agreement notices.

If to Equitrans, the Partnership or the General Partner to:

c/o EQT Midstream Partners, LP
625 Liberty Avenue
Suite 1700
Pittsburgh, PA 15222-3111
Attn: Andy Murphy
Fax: (412) 395-3166

with a copy to:
EQT Midstream Partners, LP
625 Liberty Avenue
Suite 1700
Pittsburgh, PA 15222-3111
Attn: General Counsel
Fax: (412) 553-5970

If to the Operator to:

EQT Gathering, LLC
625 Liberty Avenue
Suite 1700
Pittsburgh, PA 15222-3111
Attn: David Bradley
Fax: (412) 553-7781

with a copy to:
EQT Corporation
625 Liberty Avenue
Suite 1700
Pittsburgh, PA 15222-3111
Attn: General Counsel
Fax: (412) 553-5970

ARTICLE 8
GENERAL
8.1    Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein. No Party may assign or otherwise transfer either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties, which approval shall not be unreasonably withheld, conditioned or delayed.
8.2    Governing Law. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPALS. Jurisdiction and venue shall be in the Court of Common Pleas of Allegheny County, Pennsylvania, or the United States District Court for the Western District of Pennsylvania.
8.3    Non-waiver of Future Default. No waiver of any Party of any one or more defaults by the other in performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any other existing or future default or defaults, whether of a like or different character.
8.4    Audit and Maintenance of Records; Reporting. Notwithstanding the payment by the Owners of any charges, the Owners shall have the right to review and contest the charges. For a period of two years from the end of any calendar year, the Owners shall have the right, upon reasonable notice and at reasonable times, to inspect and audit all the records, books, reports, data and processes related to the Services performed by the Responsible Persons to ensure the Operator’s compliance with the terms of this Agreement. If the information is confidential, the parties shall execute a mutually acceptable confidentiality agreement prior to such inspection or audit.
8.5    Entire Agreement; Amendments and Schedules. This Agreement, together with the Omnibus Agreement, constitutes the entire agreement concerning the subject matter among the Parties and shall be amended or waived only by an instrument in writing executed by the Operator and the Partnership. Any schedule, annex, or exhibit referenced in the text of this Agreement and attached hereto is by this reference made a part hereof for all purposes. This Agreement shall be deemed to amend and restate the Prior Agreement in its entirety.
8.6    Force Majeure.
(a)    If a Party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, other than to make payments due, the obligations of that Party, so far as they are affected by force majeure, will be suspended during the continuance of any inability so caused, but for no longer period. The Party whose performance is affected by force majeure will provide notice to the other Parties, which notice may initially be oral, followed by a written notification, and will use commercially reasonable efforts to resolve the event of force majeure to the extent reasonably possible.

(b)     “Force majeure” means acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, storms, floods, washouts, arrests and restraints of governments and people, civil disturbances, terrorist acts, fires, coal mining, oil and gas operations, timbering operations, explosions, breakage or accidents to machinery or lines of pipe; freezing of wells on lines of pipe; partial or entire failure of wells or sources of supply of gas; inability to obtain, or unavoidable delays in obtaining, at reasonable cost (unless prepaid by the Owners) servitudes, right of way grants, permits, governmental approvals or licenses, materials, equipment or supplies for constructing or maintaining facilities; and similar events or circumstances, not within the reasonable control of the Party claiming suspension and which by the exercise of reasonable diligence the Party is unable to prevent or overcome.
(c)    The settlement of strikes or lockouts will be entirely within the discretion of the Party having the difficulty, and settlement of strikes, lockouts, or other labor disturbances when that course is considered inadvisable is not required.
8.7    Counterpart Execution. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the Parties hereto.
8.8    Third Parties. This Agreement is not intended to confer upon any person not a Party or an Owner any rights or remedies hereunder, and no person other than the Parties and Owners is entitled to rely on or enforce any representation, warranty or covenant contained herein. The Owners are intended third-party beneficiaries of this Agreement.

[Signature Pages Follow]

The Parties have caused this Agreement to be signed by their duly authorized representatives effective as of the date first written above.

Operator:
EQT GATHERING, LLC

By:     /s/ Randall L. Crawford

Name:      Randall L. Crawford

Title:     President

Equitrans:

EQUITRANS, L.P.

By:    Equitrans Services, LLC,
its general partner

By:    Equitrans Investments, LLC,
its sole member

By:    EQT Midstream Partners, LP,
its sole member

By:    EQT Midstream Services, LLC,
its general Partner

By: /s/ Philip P. Conti

Name: Philip P. Conti

Title: Senior Vice President and     Chief Financial Officer

Partnership:
EQT MIDSTREAM PARTNERS, LP
By: EQT Midstream Services, LLC
    its general Partner
By:     /s/ Philip P. Conti
Name:     Philip P. Conti

Title: Senior Vice President and	Chief Financial Officer

General Partner:
EQT MIDSTREAM SERVICES, LLC
By: /s/ Philip P. Conti
Name: Philip P. Conti

Title: Senior Vice President and	Chief Financial Officer